SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated February 22, 2011

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2011, Zale Corporation issued a press release reporting its financial results for the three months and six months ended January 31, 2011.  A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, David F. Dyer was appointed as a director of Zale Corporation (the “Company”).  Mr. Dyer will serve as Chairman of the Compensation Committee and as a member of the Audit Committee of the Company’s Board of Directors.  Mr. Dyer has served as a director of Chico’s FAS, Inc. (“Chico’s”) since 2007, and has been President and Chief Executive Officer of Chico’s since January 2009. Prior to joining Chico’s, Mr. Dyer served as President and Chief Executive Officer of Tommy Hilfiger Corporation from August 2003 through May 2006, and as President and Chief Executive Officer of Lands’ End, Inc. from 1998 through 2002. Earlier in his career, he served in various other capacities at Lands’ End, Inc., Home Shopping Network, J. Crew Catalog and Burdines, Inc., a division of Federated Department Stores.

On February 22, 2011, Charles M. Sonsteby resigned from his position as a director of the Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	February 23, 2011	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer